Exhibit 10.63

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 24, 2020, is by and between GREENWAY TECHNOLOGIES, INC., a Texas corporation, with its address at 1521 North Cooper Street, Suite 205, Arlington, Texas 76011 (the “Company”), and POWER UP LENDING GROUP LTD., a Virginia corporation, with its address at 111 Great Neck Road, Suite 216, Great Neck, NY 11021 (“Buyer”).

WHEREAS:

A. The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”); and

B. Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a convertible note of the Company, in substantially the form attached hereto as Exhibit A, in the aggregate principal amount of $118,000.00 (together with any note(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the “Note”), convertible into shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Purchase and Sale of Note.

a. Purchase of Note. On the Closing Date (as defined herein), the Company shall issue and sell to Buyer and Buyer agrees to purchase from the Company such principal amount of Note as is set forth immediately below Buyer’s name on the signature pages hereto.

b. Form of Payment. On the Closing Date, (i) Buyer shall pay the purchase price for the Note (the “Purchase Price”) to be issued and sold to Buyer at the Closing (as defined below), by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Note in the principal amount equal to the Purchase Price as is set forth immediately below Buyer’s name on the signature pages hereto, and (ii) the Company shall deliver the duly-executed Note to Buyer, against delivery of such Purchase Price.

c. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 6 and Section 7 below, the date and time of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Standard Time on January 24, 2020, or such other mutually-agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

2. Buyer’s Representations and Warranties. Buyer represents and warrants to the Company that:

a. Organization and Qualification. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of Virginia. Buyer has full corporate power and authority to enter into this Agreement and the other transaction documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

b. No Conflicts; Consents. The execution, delivery, and performance by Buyer of this Agreement and the other transaction documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) conflict with or result in a violation or breach of, or default under any provision of the certificate of incorporation, by-laws, or other organizational documents of Buyer, (ii) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to Buyer, or (iii) require the consent, notice or other action by any person under any contract to which Buyer is a party. No consent, approval, permit, governmental order, declaration or filing with or notice to any governmental authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the other transaction documents to which it is a party.

c. Investment Purpose. As of the date hereof, Buyer is purchasing the Note and the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Note (such transaction, the “Conversion”, and such shares of Common Stock the “Conversion Shares” which, collectively with the Note are referred to as the “Securities”) for Buyer’s own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

d. Accredited Investor Status. Buyer is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

e. Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to Buyer in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

f. Information. The Company has not disclosed to Buyer any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to Buyer.

g. Legends. Buyer understands that the Note and, until such time as the Conversion Shares have been registered under the 1933 Act or may be sold pursuant to an applicable exemption from registration, any instrument representing the Note or the Conversion Shares shall bear a restrictive legend (the “Legend”) in substantially the following form:

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE ISSUER OF SUCH SECURITIES RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, IN FORM ATTACHED AS EXHIBIT A TO THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED JANUARY 24, 2020, OR IN FORM SATISFACTORY TO THE ISSUER AND ISSUER’S TRANSFER AGENT, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.”

The Legend will be removed and the Company shall issue or cause to be issued a certificate without the Legend to Buyer if, unless otherwise required by applicable federal and state securities laws, (a) the offer and sale of such Security is registered under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an exemption from registration under the 1933 Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) Buyer provides the Company with an opinion of counsel, in the form attached hereto as Exhibit A, or in form substance and scope satisfactory to the Company and to its transfer agent, (1) at the time of the Conversion of such shares of Common Stock; and (2) at the time of the sale of the underlying Common Stock issued upon a Conversion, if such Conversion occurs less than one year after the Closing Date; and: (i) the due date of a quarterly or annual filing of the Company with the SEC pursuant to the Exchange Act (each a “Filing Date”) occurs following such Conversion, and the sale of shares of Common Stock underlying such Conversion occurs on or following such Filing Date; or (ii) the Company filed a Form 15 with the SEC; to the effect that the shares of Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Company. Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, in compliance with applicable prospectus delivery requirements, if any, and applicable federal and state securities laws.

h. Authorization; Enforcement. This Agreement has been duly and validly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered on behalf of Buyer, and this Agreement constitutes a valid and binding agreement of Buyer enforceable in accordance with its terms.

i. Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

j. No Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Note, based upon arrangement made by or on behalf of Buyer.

3. Representations and Warranties of the Company. The Company represents and warrants to Buyer that:

a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement. The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Note and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof. The Company’s execution and delivery of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance and reservation for issuance of the Conversion Shares issuable upon Conversion or exercise thereof) have been duly authorized by the Company’s board of directors (the “Board of Directors”) and no further consent or authorization of the Company, the Board of Directors, or its shareholders of the Company (the “Shareholders”) is required to enter into this Agreement. This Agreement has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Agreement and the other documents executed in connection herewith and to bind the Company accordingly. This Agreement constitutes, and upon execution and delivery by the Company of the Note, each of the Agreement and the Note (assuming due authorization, execution and delivery by each other party thereto) will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

c. Capitalization. As of the date hereof, the authorized Common Stock of the Company consists of 500,000,000 authorized shares of Common Stock, $0.0001 par value per share, of which 296,815,547 shares are issued and outstanding. All of such outstanding shares of Common Stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable.

d. Issuance of Shares. The Conversion Shares are duly authorized and reserved for issuance and, upon Conversion of the Note in accordance with its terms, will be validly issued, fully-paid, non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issuance thereof. The Conversion Shares shall not be subject to preemptive rights or other similar rights of the Shareholders and will not impose personal liability upon the holder of the Conversion Shares.

e. No Conflicts. The Company’s execution, delivery and performance of this Agreement and the Note and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not:

(i) conflict with or result in a violation of any provision of the certificate of formation of the Company or the bylaws of the Company,

(ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party; or

(iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith.

f. Compliance with Laws. The Company and each of its Subsidiaries are and have been in material compliance with all laws, ordinances, or regulations of any governmental entity that are applicable to the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound.

g. SEC Documents; Financial Statements. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(i) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). True, correct, and complete copies of all the SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). To the extent that any SEC Documents available on EDGAR contains redactions pursuant to a request for confidential treatment or otherwise, the Company will make available to Buyer, upon Buyer’s written request, the full text of such SEC Documents that it has so filed or furnished with the SEC.

(ii) As of their respective dates or if amended, as of the dates of the amendments, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements that have been amended or updated in subsequent filings prior the date hereof).

(iii) As of their respective dates or if amended, as of the dates of the amendments, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present, in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

h. Absence of Certain Changes. Since September 30, 2019, and except as set forth in the SEC Documents, there has been no event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

i. Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances that might give rise to any of the foregoing.

j. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on behalf of the Company or its affiliates, has directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the offer and sale of the Securities to Buyer. The offer and sale of the Securities to Buyer will not integrate with any other issuance of the Company’s securities (past, current or future) for purposes of any Shareholder approval provisions applicable to the Company or its securities.

k. No Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or the Note, based upon arrangement made by or on behalf of the Company.

l. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

m. Breach of Representations and Warranties by the Company. If the Company breaches any of the representations or warranties set forth in this Section 3, and in addition to any other remedies available to Buyer pursuant to this Agreement, it will be considered an Event of Default (as defined in the Note) under Section 3.4 of the Note.

4. COVENANTS.

a. Best Efforts. The Company shall use its best efforts to satisfy timely each of the conditions described in Section 7 of this Agreement.

b. Form D; Blue Sky Laws. The Company agrees to timely make any filings required by federal and state laws as a result of the closing of the transactions contemplated by this Agreement.

c. Use of Proceeds. The Company shall use the proceeds for general working capital purposes.

d. Conduct of Business. So long as Buyer owns any of the Securities, the Company and its Subsidiaries shall comply in all material respects with all laws, ordinances, or regulations of any governmental entity that are applicable to the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound.

e. Expenses. At the Closing, the Company shall pay Buyer’s expenses, not to exceed $3,000.00, incurred in connection with negotiating this Agreement.

f. Corporate Existence. So long as Buyer beneficially owns the Note, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets without the prior written consent of Buyer.

g. Breach of Covenants. If the Company breaches any of the covenants set forth in this Section 4, and in addition to any other remedies available to Buyer pursuant to this Agreement, it will be considered an Event of Default (as defined in the Note) under Section 3.4 of the Note.

h. Failure to Comply with the 1934 Act. So long as Buyer beneficially owns the Note, the Company shall: (i) remain subject to the reporting requirements of the 1934 Act, and (ii) comply with the reporting requirements of the 1934 Act.

i. Trading Activities. Neither Buyer nor its affiliates has an open short position in the Common Stock of the Company and Buyer agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales of or hedging transactions (collectively, the “Prohibited Transactions”) with respect to the Common Stock. Buyer acknowledges that a breach by Buyer of its obligations hereunder will cause irreparable harm to the Company. Accordingly, Buyer acknowledges that the remedy at law for a breach of its obligations under this Section 4.i may be inadequate and agrees, in the event of a breach or threatened breach by Buyer of the provisions of this Section 4.i, that the Company shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate cessation of any Prohibited Transaction, without the necessity of showing economic loss and without any bond or other security being required.

5. Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of Buyer or its nominee, for the Conversion Shares in such amounts as specified from time to time by Buyer to the Company upon Conversion of the Note in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”).

a. Change in Transfer Agent. In the event that the Company proposes to change its transfer agent, the Company shall provide to Buyer, prior to the effective date of such change, fully-executed Irrevocable Transfer Agent Instructions in the form substantially similar to the Irrevocable Transfer Agent Instructions delivered pursuant to this Agreement (including but not limited to the provision to that the Company will cause its transfer agent to reserve shares of Common Stock in the Reserved Amount (as defined in the Note)) signed by the successor transfer agent to Company and the Company.

b. Restrictive Legend. Prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to an exemption from registration, all such certificates shall bear the Legend specified in Section 2.g of this Agreement.

c. No Other Instructions. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) the Company will not (1) direct its transfer agent to not transfer or (2) delay, impair, or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Conversion Shares to be issued to Buyer upon Conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; and (iii) the Company will not (1) fail to remove, (2) direct its transfer agent not to remove, or (3) impair, delay, or hinder its transfer agent from removing a restrictive legend, if permitted by applicable securities laws, (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to Buyer upon Conversion of or otherwise pursuant to the Note as and when required by the Note or this Agreement. If Buyer provides the Company with an opinion of counsel, in the form attached hereto as Exhibit A, or in form substance and scope satisfactory to the Company and to its transfer agent (x) at the time of the Conversion of such shares of Common Stock; and (y) at the time of the sale of the underlying Common Stock issued upon a Conversion, if such Conversion occurs less than one year after the Closing Date; and: (A) the Filing Date occurs following such Conversion, and the sale of share underlying such Conversion occurs on or following such Filing Date; or (B) the Company filed a Form 15 with the SEC; to the effect that the shares of Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, then the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Buyer, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 may be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Note to Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

a. Buyer shall have executed this Agreement and delivered the same to the Company.

b. Buyer shall have delivered the Purchase Price in accordance with Section 1.b above.

c. Buyer shall have acknowledged in writing the Irrevocable Transfer Agent Instructions delivered to Company’s transfer agent.

d. The representations and warranties of Buyer contained in Section 2 shall be true and correct either in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects(in the case of any representation or warranty not qualified by materiality) on and as of the date when made and as of the Closing Date as though made at such date (except for representations and warranties that are as of a specific date), and Buyer shall have performed, satisfied and complied with, in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the Closing Date (provided that, with respect to agreements, covenants, and conditions that are qualified by materiality, Buyer shall have performed such agreements, covenants, and conditions as so qualified, in all respects).

e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits the consummation of any of the transactions contemplated by this Agreement.

7. Conditions to The Buyer’s Obligation to Purchase. The obligation of Buyer hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for Buyer’s sole benefit and may be waived by Buyer at any time in its sole discretion:

a. The Company shall have executed this Agreement and delivered the same to Buyer.

b. The Company shall have delivered to Buyer the duly executed Note (in such denominations as Buyer shall request) in accordance with Section 1.b above.

c. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to Buyer, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

d. The representations and warranties of Company contained in Section 3 shall be true and correct either in all respects (in the case of any representation or warranty qualified by materiality) or in all material respects(in the case of any representation or warranty not qualified by materiality) on and as of the date when made and as of the Closing Date as though made at such date (except for representations and warranties that are as of a specific date), and the Company shall have performed, satisfied and complied with, in all material respects the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date (provided that, with respect to agreements, covenants, and conditions that are qualified by materiality, the Company shall have performed such agreements, covenants, and conditions as so qualified, in all respects).

e. The Buyer shall have received a certificate or certificates, executed by an officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Buyer including, but not limited to certificates with respect to the resolutions of Board of Directors relating to the transactions contemplated hereby.

f. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits the consummation of any of the transactions contemplated by this Agreement.

g. No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company including but not limited to a change in the 1934 Act reporting status of the Company or the failure of the Company to comply with its 1934 Act reporting obligations.

8. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

a. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without regard to principles of conflicts of laws.

b. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the Eastern District of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

c. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement, the Note or any related document or agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

d. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.d.

9. Miscellaneous.

a. Attorneys’ Fees. The prevailing party in any action shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

b. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein, including the Note, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and a majority-in-interest of Buyer.

f. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, email or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth in the heading of this Agreement with copy by fax only to (which copy shall not constitute notice) to Naidich Wurman LLP, 111 Great Neck Road, Suite 214, Great Neck, NY 11021, Attn: Allison Naidich, facsimile: 516-466-3555, e-mail: allison@nwlaw.com. Each party shall provide notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, upon written notice to the Company, with such written notice including the name and contact information for such assignee.

h. Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing, for so long as Buyer holds the Securities.

i. Indemnification.

(i) The Company agrees to indemnify and hold harmless Buyer and its officers, directors, employees and agents for loss or damage (“Losses”) arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement; provided, however, that the aggregate amount of all Losses for which the Company shall be liable pursuant to this Section 9.i shall not exceed the Purchase Price.

(ii) Buyer agrees to indemnify and hold harmless the Company and its officers, directors, employees and agents for Losses arising as a result of or related to any breach or alleged breach by Buyer of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement; provided, however, that the aggregate amount of all Losses for which Buyer shall be liable pursuant to this Section 9.i shall not exceed the Purchase Price.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

l. Remedies. The parties acknowledge that a breach by either party of its respective obligations hereunder will cause irreparable harm to the other party by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, each of the parties acknowledges that the remedy at law for a breach of such party’s obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by such party of the provisions of this Agreement, that the other party shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

GREENWAY TECHNOLOGIES, INC.

By:	/s/ Ransom B. Jones
Ransom B. Jones
Chief Financial Officer

POWER UP LENDING GROUP LTD.

By:	/s/ Curt Kramer
Name:	Curt Kramer
Title:	Chief Executive Officer
111 Great Neck Road, Suite 216
Great Neck, NY 11021

AGGREGATE SUBSCRIPTION AMOUNT:
Aggregate Principal Amount of Note:	$118,000.00
Aggregate Purchase Price:	$118,000.00

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

LEGAL OPINION

NAIDICH WURMAN LLP

Attorneys at Law

111 Great Neck Road, Suite 214

Great Neck, New York 11021

Telephone (516) 498-2900

Facsimile (516) 466-3555

Richard S. Naidich
Kenneth H. Wurman	Bernard S. Feldman
Robert P. Johnson
________	Of Counsel

[*], 20[*]

TRANSFER ONLINE, INC.

512 E Salmon Street

Portland, OR 97214

Re: XYZ CORP.

Ladies and Gentlemen:

We have acted as special counsel to POWER UP LENDING GROUP LTD. (“Seller”). We have been asked to provide an opinion in connection with the issuance (the “Issuance”) without restrictive legend of XXX,XXX shares (the “Shares”) of the common stock, $0.0001 par value per share, of Greenway Technologies, Inc., a Texas corporation (the “Company”), pursuant to Rule 144 of the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the conversion of a certain convertible note dated January 24, 2020, by the Company in favor of Seller (the “Note”) and the conversion notice delivered pursuant to the Note dated the date hereof (the “Conversion Notice”).

Specifically, we have been asked to opine whether shares of the Company’s common stock to be issued in conversion of the Note pursuant to the Conversion Notice are “restricted securities” as that term is defined in Rule 144 (“Rule 144”) promulgated by the Commission under the Securities Act.

The opinion expressed in this letter is limited solely to this issue of the Shares, premised upon the federal securities laws of the United States as of the date of this letter, and based upon the facts as presented to us contained within the instruments we have examined. We have conducted an independent investigation into the underlying facts presented to us recited below and contained in the documents listed below.

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In connection with preparing this letter, we have prepared and re-examined and relied upon: (a) the Note, dated January 24, 2020, executed by the Company; (b) the Securities Purchase Agreement by and between the Company and the Seller dated January 24, 2020 (the “Purchase Agreement” and collectively with the Note and any ancillary documents in connection with the Note, the “Transaction Documents); (c) the Conversion Notice from the Seller dated the date hereof; (d) a representation letter executed by the Seller dated the date hereof; and (e) a limited review of the most recent filing of the Company with the Commission pursuant to the Securities Act of 1934, as amended (the “Exchange Act”).

Facts

We have received a representation letter from the Seller that, among other things, represent to us the following facts, which we have assumed, and conducted an independent investigation and determined that such representations, are true, correct and complete: (i) on January 24, 2020, the Company issued the Note to the Seller in the amount of $118,000.00; (ii) on January 24, 2020 (the “Closing Date”), the Seller advanced the funds to the Company with respect to the Note and the Note was fully paid as of such date; (iii) the Seller is not an “affiliate” of the Company as defined in Rule 144(a)(1); and (iv) the Seller does not know of any material adverse information about the Company or its prospects which has not been publicly disclosed. Furthermore, a limited review of the Company’s most recent filings with the Commission pursuant to the Exchange Act indicate that: (i) the Company is a fully-reporting company under the Exchange Act; and (ii) the Company has filed all reports (our review is specifically limited to quarterly and annual reports) required under the Exchange Act with the Commission for the preceding twelve months.

Discussion

Based on the facts presented to us, the Seller’s holding period for the Note as determined by Rule 144(d) began when the Seller provided full consideration for the Note. In this instance, the Seller has represented to us that the Note was fully paid on or before January 24, 2020.

In order for the Seller to convert the Note into the Shares free of restrictions under Rule 144, the Issuance must meet the requirements of Rule 144(b)(1), which determines the requirements for restrictions on securities for non-affiliates. Specifically, under Rule 144(b)(1), the issuance of the Shares to the Seller without restriction must either meet or be exempt from the requirements of Rule 144(c) and 144(d). Based on a limited review of the Company’s most recent filings with the Commission, the Company meets the current public information requirements of Rule 144(c).

Pursuant to Rule 144(d)(3)(ii), the holding period for securities issued in conversion of other securities of the same Company is deemed to have begun at the same time as the securities surrendered for conversion. Therefore, the Seller’s holding period is deemed to begin on the date that the Note was fully paid which was on or before January 24, 2020.

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Conclusion

Therefore, based upon the foregoing discussion, the Shares issued to the Seller pursuant to the Conversion Notice are not “restricted securities” as defined in Rule 144 and should be issued to the Seller without any restrictive legend.

The opinions expressed in this letter are premised upon the facts and circumstances as represented to us by the Seller and as made in the documents referred to above, on which we have relied, without investigation. We also assume that the Seller will not become an “affiliate” of the Company at any time that the Seller owns any of the Shares.

We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States. Furthermore, we express no opinion regarding any federal or state law not specified expressly in this letter.

We assume no obligation to advise you of any changes to this opinion which may come to our attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

Very truly yours,

NAIDICH WURMAN LLP

BY
BERNARD S. FELDMAN, Of Counsel

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